                                    EXHIBIT 3

                             JOINT FILING AGREEMENT


     We, the undersigned, hereby express our agreement that the attached
Schedule 13G (including all amendments thereto) is filed on behalf of each of the undersigned.

                                                     BB MEDTECH AG

Date:   July 7, 1998                                 By:      /s/ H. Jorg Graf
                                                              -----------------

                                                     Name:    H. Jorg Graf


Date:   July 7, 1998                                 By:      /s/ Dr. Cyrill Zimmermann
                                                              -------------------------

                                                     Name:     Dr. Cyrill Zimmermann


                                                     MEDSOURCE S.A.

Date:   July 7, 1998                                 By:      /s/ H. Jorg Graf
                                                              ----------------

                                                     Name:    H. Jorg Graf


Date:   July 7, 1998                                 By:      /s/ Dr. Cyrill Zimmermann
                                                              -------------------------

                                                     Name:     Dr. Cyrill Zimmermann

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